UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) on November 5, 2020

APPLIED ENERGETICS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-14015	77-0262908
(Commission File Number)	(IRS Employer Identification No.)

2480 W Ruthrauff Road, Suite 140 Q, Tucson, Arizona	85705
(Address of Principal Executive Offices)	(Zip Code)

(520) 628-7415

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  Emerging growth company: ___

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ___

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.001 per share	AERG	OTCQB

Item 3.02 Unregistered Sales of Equity Securities.

Effective November 5, 2020, the company and the holders agreed to convert all outstanding principal and interest on its 10% Promissory Notes which were disclosed in Items 2.03 and 3.02 of its Current Report on Form 8-K filed with the Securities and Exchange Commission on September 3, 2020, into shares of the company’s common stock, par value, $0.001 per share. The notes were converted at a price per share of $0.30, resulting in the issuance to the noteholders of 18,386,174 shares in the aggregate. All of these converting noteholders are accredited, sophisticated investors, and neither the issuance of the notes nor their conversion were in connection with any public offering in accordance with Section 4(a)(2) of the Securities Act of 1933.

Item 8.01 Other Events – Repayment of Debt.

As of November 5, 2020, the company repaid all principal of $390,000, plus interest thereon, remaining outstanding on its 10% Promissory Notes from 2019.

With the repayment of these notes, coupled with the conversion of its 10% Promissory Notes as discussed in Item 3.02 of this Form 8-K, the company has now repaid or converted all of its outstanding investor debt. In addition, with the conversion of notes into the 18,386,174 shares, as noted in Item 3.02 hereof, and the return or retirement of 46 million shares, the company now has approximately 191 million shares of common stock outstanding.

Item 9.01 Exhibits

99.1	Press Release, dated as of November 12, 2020, pertaining to the matters set forth in this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

APPLIED ENERGETICS, INC.

	By:	/s/ Gregory J. Quarles
Gregory J. Quarles
Chief Executive Officer

Date: November 12, 2020

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